Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of EA Bridgeway Blue Chip ETF, a series of EA Series Trust, under the heading “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

August 15, 2022

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board